AMENDMENT TO DISTRIBUTION AGREEMENT

	AMENDMENT TO DISTRIBUTION AGREEMENT, dated as of July 14,
1995 (the "Amendment") by and between Munder Funds Trust, a
Massachusetts business trust (the "Fund") and Funds Distributor,
Inc., a Massachusetts corporation ("Funds Distributor").

BACKGROUND PROVISIONS
	WHEREAS, Funds Distributor and Ambassador Funds are parties to an Amended and Restated Distribution Agreement (the "Distribution Agreement") dated as of January 21, 1994. Defined terms used in this Agreement have the same meaning assigned to them in the Distribution Agreement; and
	WHEREAS, Ambassador Funds has changed its name to Munder
Funds Trust.
	NOW, THEREFORE, for good and valuable consideration, and intending to be legally bound hereby, the parties agree as follows:
	The name Ambassador Funds is hereby deleted in all places that it is used and replaced by the name Munder Funds Trust.
		IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date, first written above.

Funds Distributor, Inc.
By:  /s/ John E. Pelletier
Name:  John E. Pelletier
Title:  Senior Vice President and General Counsel

Munder Funds Trust
By:  /s/ Terry Gardner
Name:  Terry Gardner
Title:  Vice President & CFO

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